Exhibit 99.1

Flotek Industries Announces Third Quarter, 2010 Earnings and Conference Call Schedule,

Provides Operational and Financial Update, Announces Dismissal of Federal Class Action

Litigation

•	Flotek sets earnings release for November 10, 2010; conference call set for November 11, 2010.

•	Flotek provides updates on third quarter operations and balance sheet, announces 12.75% reduction in senior debt.

•	Company announces dismissal of federal securities litigation.

HOUSTON, October 11/PRNewswire-FirstCall/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) will host a conference call on Thursday, November 11, 2010 at 7:30 a.m. Central Standard Time to discuss its operating results for the three months ended September 30, 2010. Flotek intends to provide dial-in information through a press release on November 9, 2010.

Flotek plans to file its 10-Q after the market close on November 10, 2010. In addition, the Company will provide additional details regarding operating results in a press release after the market close on November 10, 2010.

Operational and Financial Update

Continued increases in the North American rig count as well as accelerated gains in market share across Flotek’s business segments should provide sequentially improved operating results in the third quarter. In addition, steady progress in international markets should provide incremental benefits in the quarter.

The Company expects revenue for the third quarter to exceed $39 million. Moreover, monthly sequential revenue should show consistent improvement over each of the three months. Flotek expects gross profit margins to be approximately stable with second quarter levels. However, the Company does expect to report an improvement in EBITDA when compared to second quarter results.

“We are pleased that the hard work of Flotek’s team continued to produce improved results in the third quarter,” said John Chisholm, Flotek’s Chairman and President. “We continue to focus on profitable revenue opportunities as we push toward our goal of a positive operating net income run rate in 2010. While we have plenty of hard work ahead and understand that our results can vary as the economy and industry grow from the cyclical trough, we believe that goal is achievable.”

Flotek also continues to experience incremental balance sheet improvement. As of September 30, 2010, Flotek’s cash balance was approximately $7.0 million. As of October 7, 2010, the Company’s cash balance was approximately $8.7 million.

During the quarter, Flotek received a federal income tax refund of approximately $7.1 million. The Company used a portion of this tax refund to pay income taxes for a Flotek subsidiary of approximately $700,000. In addition, under the terms of the Company’s agreement with its Senior Lenders, the Company used a portion of the proceeds from the tax refund to reduce the principal value of the Senior Secured Credit Facility by approximately $ 4.9 million. Flotek also made the semi-annual interest payment on its convertible notes of approximately $3 million.

In addition, under the terms of the credit facility, the Company made an additional principal payment of $250,000 on September 30, 2010. As a result, during the quarter, the Company reduced the principal balance of the credit facility to $34.9 million from the original principal balance of $40 million. In addition, anticipated positive EBITDA in the quarter will result in an additional principal reduction in Flotek’s senior debt upon completion and filing of the Company’s third quarter 10-Q.

“While the improvement in operating results is important, we are just as pleased with the incremental improvement in our balance sheet,” added Chisholm. “While we understand that cash levels will fluctuate and we continue to have significant challenges ahead, our cash balance combined with the 12.75% reduction in our senior debt levels are signs of meaningful improvement in Flotek’s financial health. Moreover, we are pleased that Flotek’s cash balance continues to trend higher.”

Litigation Update

As previously disclosed, a class action suit was commenced in August 2009 in the United States District Court for the Southern District of Texas on behalf of purchasers of the Company’s common stock between May 2007 and January 2008 seeking to pursue remedies under the Securities Exchange Act of 1934. The complaint alleged that, throughout the time period indicated, the Company made misrepresentations and failed to disclose material adverse facts about its true financial condition, business and prospects. On September 29, 2010, the United Stated District Court dismissed this class action suit, finding that the plaintiffs failed to allege sufficient facts to state a claim under applicable federal securities laws. It is currently unknown whether the plaintiffs will appeal the dismissal of this case.

On September 17, 2010, an individual claiming to be a shareholder of the Company filed a purported shareholder derivative petition in State District Court in Harris County, Texas. The petition names the Company as a nominal defendant and certain of the Company’s current and former officers, certain of the Company’s former directors and four of the Company’s current directors as defendants. The suit asserts claims for breach of fiduciary duty and other violations of law, and seeks contribution and indemnification against the individual defendants. The factual allegations in the derivative petition are similar to the factual allegations in the class action suit that was dismissed by the Federal Court on September 29, 2010, and include allegations regarding the Company’s internal controls. The Company’s Board of Directors is reviewing the allegations made in the derivative suit.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.